UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   June 28, 2005


                      HEADLINERS ENTERTAINMENT GROUP, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


        Delaware                   0-33145                    84-1195628
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(State of Incorporation)      (Commission File            (IRS Employer
                               Number)                     Identification No.)


                 501 Bloomfield Avenue, Montclair, NJ 07042
                 ------------------------------------------
                  (Address of principal executive offices)

                               (973) 233-1233
                       -----------------------------
                       Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03 Creation of a Direct Financial Obligation
Item 1.01 Entry into a Material Definitive Agreement

     On June 28, 2005 Headliners sold to Cornell Capital Partners, LP a Secured Convertible Debenture. The Debenture is in the principal amount of $3,000,000 and bears interest at 12% per annum. Cornell Capital Partners is entitled to convert the Debenture into Headliners common stock at a conversion price of $.55 per share. In exchange for the Debenture, Cornell Capital Partners paid $2,500,000.

     The Debenture provides that all of the disbursements due to Headliners from Ckrush Entertainment pursuant to the Subscription Agreement described below will be paid to Cornell Capital Partners until the Debenture is satisfied. Any portion of the Debenture that remains unpaid on December 31, 2006 will be payable by Headliners on that date. Headliners' obligation is secured by a pledge of (a) its rights under the Subscription Agreement, (b) all of Headliners' assets, and (c) 100,000,000 shares of its common stock. Headliners obligation under the Debenture is also guaranteed by Ckrush Entertainment, Inc.

     The entire net proceeds obtained by Headliners from the sale of the Debenture were paid to Ckrush Entertainment, Inc. pursuant to the terms of a Subscription Agreement dated June 28, 2005. Ckrush Entertainment is utilizing the funds to invest in production and distribution of two movies:
"Beer League" and "TV The Movie." Headliners will own "participation rights" in each movie. The participation rights entitle Headliners to receive from the gross revenues produced by the movies (net of certain "top line deductions") the full amount of its investment plus 20% - i.e the principal amount of the Debenture sold to Cornell Capital Partners. After that payment is achieved, then Headliners will be entitled to receive approximately 6.8% of the adjusted gross revenues generated by each movie.

                                  EXHIBITS

10-a. Secured Convertible Debenture dated June 28, 2005 issued by the
      Registrant to Cornell Capital Partners, LP.

10-b Amended Pledge and Escrow Agreement dated June 28, 2005 among the Registrant, Cornell Capital Partners, LP and David Gonzalez Esq.

10-c Security Agreement dated June 28, 2005 between the Registrant and Cornell Capital Partners, LP

10-d  Subscription Agreement between the Registrant and Ckrush
      Entertainment, Inc.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             HEADLINERS ENTERTAINMENT GROUP, INC.


Dated: July 5, 2005          By:/s/ Eduardo Rodriguez
                             ---------------------------------
                             Eduardo Rodriguez
                             Chief Executive Officer